SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

File by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Information Statement [ ] Confidential,for Use of the Commission
[ ] Definitive Information Statement      Only (as permitted by Rule 14c-5(d)(2)

                            PRINCETON MINING COMPANY
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
    (Name of Person(s) Filing Information Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)      Title of each class of securities to which transaction applies:

(2)      Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

(4)      Proposed maximum aggregate value of transaction:

(5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:
(2)      Form, Schedule or Registration Statement No.:
(3)      Filing Party:
(4)      Date Filed:



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                            PRINCETON MINING COMPANY
                     3801 William D. Tate Avenue, Suite 100
                               Grapevine, TX 76051
                            -------------------------

                  Information Statement Pursuant to Section 14C
                     of the Securities Exchange Act of 1934
                            -------------------------

         This information statement is provided by the Board of Directors of Princeton Mining Company, a Nevada corporation (the "Company" or "PRNM"), to all holders of common stock of the Company in connection with the stockholder approval obtained by written majority consent authorizing.


1. Reverse split of the Company's current outstanding shares on a 1 for 9 basis;
2.       Change the name of the Company to Lifestyle Innovations, Inc.;
3. Amend the Certificate of Incorporation to increase the authorized shares to 250,000,000;
4. Amend the Certificate of Incorporation to decrease the par value to $.001; and
5.       Approve Princeton Mining Company's 2002 Stock Option Plan

     (The above actions to be collectively referred to as the"Amendments").

         The Board of Directors and the person owning the majority of the outstanding common stock of PRNM have unanimously adopted, ratified and approved a resolution to effect the Amendment. In accordance with the regulations of the Securities and Exchange Commission (the "Commission"), the shareholders Consent will become effective approximately 21 days following the distribution of this information statement to the Company's shareholders. It is expected that the amendments to the Certificate of Incorporation will become effective on or about July 1, 2002.

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY
                      ------------------------------------
         The Company's principal executive office address is 3801 William D. Tate Avenue, Suite 100, Grapevine, TX 76051. This Information Statement will be mailed to the Company's stockholders on or about June 9, 2002.






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                                  INTRODUCTION
                                    GENERAL
                                    -------
          On May 12, 2002, the Board of Directors approved, subject to shareholder approval, the Amendments. On May 15, 2002, the Amendments were approved by the written consent of a majority of the Company's common stockholders. A copy of the proposed amendment to the Articles of Incorporation is attached to this Information Statement as Appendix A. A copy of the Princeton Mining Company 2002 Stock Option Plan is attached to this Information Statement as Appendix B. The Board of Directors has fixed the close of business on May 15, 2002 as the record date for the determination of shareholders who are entitled to give consent and receive this Information Statement. As of the record date, the Company had outstanding 27,677,140 shares of common stock held by approximately 1,048 shareholders of record.

                               REVERSE STOCK SPLIT
                               -------------------
     On April 15, 2002, the Board of Directors and holder of a majority of the outstanding Common Stock of the Company authorized and approved by written consent a Reverse Stock Split of one-for-nine of the Companys outstanding Common Stock. The intent of the Reverse Stock Split is to increase the marketability and liquidity of the Common Stock. However, shareholders are cautioned that there can be no assurance that this will come to pass.

     As of the date of this Information Statement, it is anticipated that the Reverse Stock Split will become effective on or about July 1, 2002 (the "Effective Date"). The procedures for consummation of the Reverse Stock Split are attached hereto as Exhibit A.

                 PURPOSES AND EFFECTS OF THE REVERSE STOCK SPLIT
                 -----------------------------------------------
     The Common Stock is listed for trading on the OTC Bulletin Board under the symbol PRNM. On the Record Date, the reported closing price of the Common Stock on the OTC Bulletin Board was $.58 per share.

     The Board believes that the current per-share price of the Common Stock has limited the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make handling of lower-priced stock economically unattractive. The brokerage commission on lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher priced issue. Any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling "odd lots" created by such Reverse Stock Split.



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     On the Record Date the number of beneficial holders of the Common Stock was approximately 1,048. The Company does not anticipate that the Reverse Stock
Split will result in a significant reduction in the number of such holders, and does not currently intend to effect any Reverse Stock Split that would result in a reduction in the number of holders large enough to eliminate the Company's being subject to the periodic reporting requirements of the Securities and Exchange Commission.

     The Reverse Stock Split would have the following effects upon the number of shares of Common Stock outstanding (27,677,140 shares as of the Record Date) assuming that no additional shares of Common Stock are issued by the Company after the Record Date and that the Reverse Stock Split is effected and without taking into account any increase in the number of outstanding shares resulting from the exercise of outstanding options. In addition, the Common Stock's par value will be reduced of $0.001 per share following the Reverse Stock Split, and the number of shares Common Stock outstanding will be reduced to approximately 3,075,238 shares.

     At the Effective Date, each share of Common Stock issued and outstanding immediately prior thereto (the "Old Shares") will be reclassified as and changed into the appropriate fraction of a share of the Common Stock (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Shortly after the Effective Date, the Company will send transmittal forms to the holders of the Old Common Stock to be used in forwarding their certificates formerly representing Old Common Stock for surrender and exchange for certificates representing New Common Stock. No certificates or scrip representing fractional share interests in the New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Company. In lieu of any such fractional share interest, each holder of Old Common Stock who would otherwise be entitled to receive a fractional share interest of New Common Stock will in lieu receive one full share upon surrender of certificates formerly representing Old Common Stock held by such holder.

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         FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT
         ----------------------------------------------------------
     The following is a summary of the material federal income tax consequences of the proposed Reverse Stock Split. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service (the "IRS"), all of which are subject to change, possibly with retroactive effect, and assumes that the New Common Stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code. Holders of Old Common Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the Reverse Stock Split in light of their personal circumstances and the consequences under state, local and foreign tax laws.

1. The  Reverse  Stock Split will  qualify as a  recapitalization  described  in
Section 368(a)(1)(E) of the Code.

2. No gain or loss will be recognized by the Company in connection with the Reverse Stock Split.

3. No gain or loss will be recognized by a shareholder who exchanges all of his or her Old Common Stock solely for New Common Stock.

4. The aggregate basis of the New Common Stock to be received in the Reverse Stock Split (including any whole shares received in lieu of fractional shares) will be the same as the aggregate basis of the Old Common Stock surrendered in exchange therefore.

5. The holding period of the New Common Stock to be received in the Reverse Stock Split (including any whole shares received in lieu of fractional shares) will include the holding period of the Old Common Stock surrendered in exchange therefore.

THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH HOLDER OF COMMON STOCK OF THE COMPANY IS URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, MUNICIPAL, FOREIGN OR OTHER TAXING AUTHORITY.

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                AMENDMENT TO INCREASE NUMBER OF AUTHORIZED SHARES
                -------------------------------------------------
         The Board of Directors believes that it is advisable and in the Company's best interests to have available additional authorized but unissued shares of common and preferred stock in an amount adequate to provide for the Company's future needs. The additional shares will be available for issuance from time to time by the Company in the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, stock options, convertible debt and equity financing. The availability of additional authorized but unissued shares will be achieved by effectuating an increase in the number of authorized shares of common stock from 29,000,000 to 250,000,000. This step is necessary, in the judgment of the Board of Directors, in order to raise additional capital and carry out the Company's business objectives.

     From time to time, the Company may consider acquisitions or other transactions which may require the issuance of shares of Common Stock. The Company presently has no understandings or arrangements which would require the issuance of any of the additional shares of Common Stock which are proposed to be authorized. Further, there are no definitive agreements at this time respecting any merger or consolidation with or acquisition of another business, or the sale or liquidation of the Company or its business. However, management believes that the increase in the number of authorized shares of Common Stock is in the best interest of the Company and its stockholders since additional shares of Common Stock will provide the Company with the flexibility of having a broader choice in the type and number of equity securities available to it for the above and other corporate purposes.

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         Due to the Board of Directors' discretion in connection with the issuance of additional shares of Common Stock to be issued in a private placement, it may, under certain circumstances, possess timing and other advantages in responding to a tender offer or other attempt to gain control of the Company, which may make such attempts more difficult and less attractive. For example, issuance of additional shares would increase the number of shares outstanding and could necessitate the acquisition of a greater number of shares by a person making a tender offer and could make such acquisition more difficult since the recipient of such additional shares may favor the incumbent management. Moreover, these advantages give the Board of Directors the ability to provide any such holders with a veto power over actions proposed to be taken by the holders of the Company's Common Stock. This could have the effect of insulating existing management from removal, even if it is in the best interest of the common stockholders. Management of the Company is not aware of any existing of threatened efforts to obtain control of the Company.

   ADOPTION OF THE PRINCETON MINING COMPANY CORPORATION 2002 STOCK OPTION PLAN
   ---------------------------------------------------------------------------
     The following summary provides an overview of the more commonly applicable terms of the Princeton Mining Company 2002 Stock Option Plan (the "Plan"). A full and complete copy of the Plan is attached hereto as Appendix B.

     The Plan shall be administered in accordance with Rule 16b-3 under the Exchange Act. Therefore, future grants of stock options thereunder are exempt from Section 16(b) short-swing profit liability. A total of 2,000,000 shares of Common Stock, $.10 par value, subject to adjustments for changes in capitalization or reorganization, may be issued pursuant to the Plan. As discussed below, the Plan is a "dual plan" which provides for the grant of both Non-Qualified Options and Incentive Stock Options.

     ELIGIBILITY TO RECEIVE OPTIONS. All employees, officers and directors of Princeton Mining Company and any subsidiary are eligible for grants of options under the Plan. However, Directors who are not officers or employees may only receive Non-Qualified Stock Options, not Incentive Stock Options.

     The Board of Directors, or the Compensation Committee, which shall serve at the pleasure of the Board of Directors and be comprised of two or more Non-Employee Directors, as defined in Rule 16b-3 under the Exchange Act, shall have sole discretion to determine which eligible person shall receive future grants of options under the Plan.

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     THE OPTIONS. Options will be granted pursuant to Stock Option Agreements which contains such terms and conditions as the Board of Directors or Compensation Committee determines to be consistent with the Plan.

     EXERCISE PRICE. The Board of Directors or Compensation Committee shall determine the exercise price for all options, and except in the case of an Incentive Stock Option to an employee who owns more than 10% of the total combined voting power of all classes of stock of Princeton Mining Company, in which case the exercise price will be 110% of fair market value. However, the purchase price may not be less than the fair market value of the shares subject to the option on the date the option is granted.

     TIME OF EXERCISE. The Board of Directors or Compensation Committee shall determine the dates of exercise for all options, but in no case will the exercise period exceed 10 years except in the case of an Incentive Stock Option for an employee who owns more than 10% of the total combined voting power of all classes of stock of Princeton Mining Company in which case the exercise period shall be five (5) years.

     NUMBER OF SHARES OF COMMON STOCK SUBJECT TO AN OPTION. The Board of Directors or Compensation Committee will determine the number of shares of Common Stock subject to an option. However, the fair market value of the stock, determined as of the date of grant, for which Incentive Stock Options may first become exercisable by an Optionee during any calendar year under the Plan, together with that of stock subject to Incentive Stock Options first exercisable (other than as a result of acceleration) by such Optionee under another plan of Princeton Mining Company or any subsidiary or parent corporation shall not exceed $100,000.

     OTHER TERMS, COVENANTS AND CONDITIONS. The other terms, conditions and restrictions may vary. The grant of an option does not restrict Princeton Mining Company's right to terminate employment of a recipient at any time.

     ADJUSTMENT IN NUMBER, PRICE, AND KIND OF SHARES. The shares of common stock of Princeton Mining Company subject to the options shall be appropriately adjusted by the Board of Directors in the event of a reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend, etc. In the event of a dissolution or liquidation of Princeton Mining Company, a merger, consolidation, combination or reorganization in which Princeton Mining Company is not the surviving corporation, or a sale of substantially all of the assets of Princeton Mining Company, any outstanding option shall become fully vested immediately upon Princeton Mining Company's public announcement of any of the foregoing.


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     TERMINATION OF STATUS AS AN EMPLOYEE, OFFICER OR DIRECTOR. If an Optionee
ceases to serve as an employee, officer or director of Princeton Mining Company the options held by the Optionee may be exercised within three months after the date the Optionee ceases rendering services. After such three month period, all unexercised options shall terminate. If an Optionee granted an Incentive Stock Option terminates employment but continues as a consultant, advisor or in a similar capacity to Princeton Mining Company, the Optionee need not exercise the option within three months of termination of employment but shall be entitled to exercise within three months of termination of services to Princeton Mining Company (one year in the event of death or disability). However, if the Optionee does not exercise within three months of termination of employment, the option will not qualify as an Incentive Stock Option. Notwithstanding the foregoing, in no event may an option be exercised after its term has expired.

     RIGHTS AS STOCKHOLDER. The Optionee shall have no rights as a stockholder with respect to any shares until the date of issuance of a stock certificate for such shares.

     DEATH. If an Optionee should die while serving as an employee, officer or director of Princeton Mining Company, the options held may be exercised by the Optionee's estate at any time within one year after the death and shall terminate thereafter. Notwithstanding the foregoing, in no event may an option be exercised after its term has expired.

     AMENDMENTS. Without stockholder approval, no amendments may be made to the Plan to increase the limit on the maximum number of shares to be granted (except for adjustments resulting from stock splits and similar events), to modify the eligibility requirements or to increase materially the benefits accruing to participants under the Plan. In substantially all other aspects, the Plan can be amended by the Board of Directors.

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     SUSPENSION OR TERMINATION OF OPTIONS. No options shall be exercisable by any person after its expiration date. If the Compensation Committee reasonably believes that a participant has committed an act of misconduct, the Compensation Committee may suspend the Optionee's right to exercise any option pending a final determination by the Compensation Committee. If the Compensation Committee determines an Optionee has committed an act of embezzlement, fraud, breach of fiduciary duty or deliberate disregard of Princeton Mining Company's rules or if a participant makes an unauthorized disclosure of any trade secret or confidential information, engages in any conduct constituting unfair competition, induces any of Princeton Mining Company's customers or contracting parties to breach a contract with Princeton Mining Company, or induces any principal for whom Princeton Mining Company acts as an agent to terminate such agency relationship, neither the Optionee nor his estate shall be entitled to exercise any option whatsoever. In making such determination, the Committee shall act fairly and in good faith and shall give the Optionee an opportunity to appear and present evidence on the Optionee's behalf at a hearing before the Compensation Committee. The determination of the Compensation Committee shall be final and conclusive unless overruled by the Board of Directors.

     NON-TRANSFERABILITY OF OPTIONS. An option is nontransferable, other than by will or the laws of descent and distribution, and is exercisable only by the Optionee during his or her lifetime or, in the event of death, by the executors, administrators, legatees or heirs of his or her estate during the time period referenced above.

    TERMINATION OF THE PLAN. The Plan can be terminated at any time by the Board of Directors. If not terminated earlier by the Board of Directors, the Plan will terminate automatically in or around August, 2012. If the Plan is terminated, options previously granted shall nevertheless continue in accordance with the provisions of the Plan without materially affecting the recipients' rights under such options.

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     OTHER  PROVISIONS.  The option  agreement  may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee.

     FEDERAL TAX ASPECTS. The Plan is a "dual plan" in that it provides for the grant of both Non-Qualified Options and Incentive Stock Options.

     NON-QUALIFIED OPTIONS. In general, the grant of an option under the Plan that is designated as a non-qualified option will not result in taxable income to the recipient at the time of grant.

     In general, under the Plan, an Optionee who exercised the option will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price.

     An exception to the general rules set forth above exists in the case of common stock subject to a substantial risk of forfeiture and which is non-transferable. This occurs if restrictions in connection with the issuance of the stock options are present. In such circumstances, ordinary income will be recognized when the risk of forfeiture lapses or the shares become transferable, whichever occurs first, rather than the dates described in the two foregoing paragraphs, unless the participant timely files a statement with the IRS electing to be taxed on the date of issuance.

     Princeton Mining Company will be entitled to tax deductions in the same amounts and at the same times as the participant takes amounts into income. The Optionee's cost basis in the acquired shares will be the same as the fair market value of the shares on the date they are valued to determine taxable income.

     INCENTIVE STOCK OPTIONS. The grant of an option under the Plan that is designated as an Incentive Stock Option under Section 422 of the Internal Revenue Code and if the requirements of Section 422 are met, will not result in taxable gain to the recipient at the time of the grant nor at the time of exercise. The Optionee will, however, recognize taxable income in the year in which the shares purchased under the Incentive Stock Option are sold or otherwise made the subject of disposition.

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     For federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. The Optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the participant has had the shares for more than two years after the grant date of the Incentive Stock Option and more than one year after the exercise date. If the participant fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

     Upon a qualifying disposition, the Optionee will recognize capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the option price paid for the shares. If there is a disqualifying disposition of the shares, then the Optionee will recognize as ordinary income in an amount equal to the excess of (i) the fair market value of those shares at the date of exercise over (ii) the option price paid for such shares. Any additional gain recognized upon the disposition will be capital gain.

     If the participant makes a disqualifying disposition of the purchased shares, then Princeton Mining Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs, equal to the amount by which the fair market value of such shares on the date the option was exercised exceeded the option price. In no other instance will Princeton Mining Company be allowed a deduction with respect to the Optionee's disposition of the purchased shares.

     WITHHOLDING TAXES. Princeton Mining Company is entitled to take appropriate measures to withhold from the shares of common stock, or to otherwise obtain from the recipients, sufficient sums Princeton Mining Company deems necessary to satisfy any applicable federal, state and local withholding taxes, including FICA taxes, before the delivery of the common stock to the recipient.

     VOTE REQUIRED. Adoption of the Plan requires approval of the majority of the voting power of the shares of Princeton Mining Company Common Stock, which has occurred pursuant to the written consent of the Majority Holder.


                           VOTE REQUIRED FOR APPROVAL

     Section 78.390 of the Nevada Revised Statutes ("NRS") provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Nevada corporation and the procedures and requirements to effect an amendment to the Articles of Incorporation of a Delaware corporation. Pursuant to Section 78.390 proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration at an annual or special meeting and must be approved by a majority of the outstanding voting securities.

    Section 78.320 of the NRS provides that any action required to be taken at a special or annual meeting of the stockholders of a Nevada corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power.


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         The Board of Directors of PRNM and persons owning and having voting power in excess of 50% of the outstanding voting securities of PRNM have adopted, ratified and approved the change in the authorized shares of PRNM. No further votes are required or necessary to effect the proposed amendment.

         The securities that would have been entitled to vote if a meeting was required to be held to amend the Company's Articles of Incorporation consist of 27,677,140 shares of issued and outstanding shares of the Company's $.10 par value common voting stock outstanding on May 15, 2002, the record date for determining shareholders who would have been entitled to notice of and to vote on the proposed amendment to TSPT's Articles of Incorporation.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                                                              Percentage of
                                        Common Stock           Common Stock
                                        Beneficially        Beneficially Owned
Name (1)                   Title         Owned (1)            On Record Date
--------                   -----         ---------            --------------

Randy Howell               Chief        18,000,000               65.04%
2842 Placid Circle        Exec. Off.
Grapevine, TX   76051    & Director


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ADDITIONAL INFORMATION

         Additional information concerning PRNM, including its Form 10-KSB statement, which has been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.

DATED:   June 4, 2002


BY ORDER OF THE BOARD OF DIRECTORS:

/s/ Randy Howell, CEO
---------------------

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